UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2012

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2012, we entered into new executive employment agreements with each of Clark Hickock, Chief Executive Officer, Patrick Gray, Chief Financial Officer, Stephen Sek, Chief Technology Officer, and Henrik Hoeffner, Chief Marketing Officer. The new executive employment agreements replaced and superseded the previous letter agreements, employment agreements and severance agreements between Axesstel and its named executive officers.

Each of the executive employment agreements provides the executive with a right to a base salary, eligibility for performance based cash bonus, eligibility for equity awards under the company’s equity incentive plans, heath care benefits (except for Mr. Hoeffner, who resides in Europe), an automobile allowance, and, in the case of Mr. Hickock, payment of the premiums on an existing $1 million life insurance policy owned by Mr. Hickock, as follows:

Name	Title	Base Salary	Bonus Eligibility	Equity Awards	Health Benefits	Automobile allowance	Life Insurance
Clark Hickock	Chief Executive Officer	$350,000	—	—	—	$18,000	—
Patrick Gray	Chief Financial Officer	$240,000	—	—	—	$12,000
Stephen Sek	Chief Technical Officer	$212,000	—	—	—	$12,000
Henrik Hoeffner	Chief Marketing Officer	€190,000	—	—		€12,000

In addition, each of the executive employment agreements provides for certain severance benefits if we were to terminate the executive’s employment without “Cause” or if the executive were to resign for “Good Reason”, each as defined in the executive employment agreement. The severance benefits include: (w) a lump-sum payment equal to 12 months of the executive’s annual base salary at the level in place at the time of termination, (x) a payment equal to the pro rata portion of the executive’s annual bonus for the fiscal year, provided that the company is meeting the requisite performance targets as of the most recently completed fiscal quarter, (y) payment of the company’s portion of premiums required to continue the executive’s group health insurance under the applicable provisions of COBRA for the lesser of twelve months or until the executive is offered or becomes eligible for health insurance benefits with a new employer (does not apply to Mr. Hoeffner), and (z) if the termination occurs within twelve months following a “Change in Control” as defined in the executive employment agreement, a lump sum payment in an amount equal to the executive’s annual bonus paid at 100% of the targeted bonus amount as set immediately prior to the Change in Control. No severance compensation is payable if the executive resigns without “Good Reason” or if his employment is terminated for “Cause”.

The foregoing summary description of the executive employment agreements is qualified by reference to the complete copies of the agreements which are filed as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement dated June 7, 2012 between the registrant and Clark Hickock.

10.2	Executive Employment Agreement dated June 7, 2012 between the registrant and Patrick Gray.

10.3	Executive Employment Agreement dated June 7, 2012 between the registrant and Stephen Sek.

10.4	Executive Employment Agreement dated June 7, 2012 between the registrant and Henrik Hoeffner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2012	Axesstel, Inc.

	By:	/s/ Patrick Gray
Name: Patrick Gray
Title: Chief Financial Officer